UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 7, 2019

1-800-FLOWERS.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26841	11-3117311

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Old Country Road, Suite 500 Carle Place, New York 11514

(Address of principal executive offices) (Zip Code)

(516) 237-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

ITEM 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Election of a Director

On February 7, 2019, the Board of Directors (the "Board") of 1-800-FLOWERS.COM, INC. (the "Company") resolved to increase the size of the Board from 10 to 11 directors in accordance with its Amended and Restated By-Laws (as amended).  Also on February 7, 2019, the Board elected Adam Hanft as a director of the Company, effective immediately. Mr. Hanft was not appointed to any committee of the Board and his term will expire at the Company’s 2019 Annual Meeting of Stockholders.

Mr. Hanft, age 68, is the founder and Chief Executive Officer of Hanft Projects LLC (“Hanft Projects”), a strategic consultancy that provides marketing and branding services to leading consumer and business-to-business companies, including many digitally native brands.  In addition, he sits on the Board of The Scotts Miracle-Gro Company (NYSE:SMG), one of the world’s leading marketers of branded consumer lawn and garden products.  Mr. Hanft also writes broadly about business and consumer subjects for numerous publications and is the co-author of “Dictionary of the Future.” He is also a frequent commentator on marketing and branding issues. Prior to starting Hanft Projects, Mr. Hanft served as founder and Chief Executive Officer of Hanft Unlimited, Inc., a marketing organization created in 2004 that included an advertising agency, strategic consultancy and custom-publishing operation.

In connection with his appointment, Mr. Hanft was granted the same compensation as the other non-employee directors.  As such, he is entitled to receive (i) an annual retainer of $30,000 and (ii) an annual restricted stock award of the Company’s Class A Common Stock equal to the value of $45,000 pursuant to the Company's 2003 Long Term Incentive and Share Award Plan, subject to pro-ration as a result of Mr. Hanft joining the Board following the Annual Meeting of Stockholders in the current fiscal year.

There are no arrangements or understandings between Mr. Hanft and any other person, pursuant to which Mr. Hanft was appointed to the Board. Further, there are no transactions involving Mr. Hanft that requires disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 11, 2019

1-800-FLOWERS.COM, Inc.
By: /s/ William E. Shea
William E. Shea
Senior Vice President, Treasurer
and Chief Financial Officer